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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  XERTAIN, INC.

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                                       AND

                             IGCA ACQUISITION CORP.





                          DATED AS OF OCTOBER 12, 2000




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                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of October 12, 2000, by and among XERTAIN, INC., a Delaware corporation (the "COMPANY"), INNOVATIVE GAMING CORPORATION OF AMERICA, a Minnesota corporation ("PURCHASER"), and IGCA ACQUISITION CORP., a Minnesota corporation and wholly owned subsidiary of Purchaser ("MERGER SUB").

         WHEREAS, Purchaser and the Company have previously entered into that certain Asset Purchase Agreement dated as of February 1, 2000 (the "ASSET PURCHASE AGREEMENT"), pursuant to which the Company would purchase from Purchaser certain specified and delineated assets of Purchaser utilized in, relating to, or arising from Purchaser's business of designing, manufacturing and selling gaming machines at its facilities in Reno, Nevada;

         WHEREAS, Purchaser has previously entered into that certain Agreement and Plan of Merger, dated as of December 31, 1999, by and among Purchaser, Merger Sub, nMortgage, Inc., a Delaware corporation, and Equitex, Inc., a Delaware corporation, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of February 1, 2000 (as amended, the "NMORTGAGE MERGER Agreement");

         WHEREAS, the parties to the Asset Purchase Agreement and the nMortgage Merger Agreement have entered into separate written Mutual Termination Agreements pursuant to which such parties have terminated each such agreement;

         WHEREAS, the respective Boards of Directors of Purchaser, Merger Sub and Company have determined that it is in their respective best interests and the best interests of their respective shareholders for the Company to be merged with and into Merger Sub in accordance with the laws of the States of Minnesota and Delaware and the provisions of this Agreement (the "MERGER");

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I.
                   PURCHASE AND SALE OF INITIAL COMPANY SHARES

         1.1 BASIC TRANSACTION. At the Initial Closing (as hereinafter defined), and on and subject to the terms of this Agreement, Merger Sub agrees to purchase from the Company, and the Company agrees to issue and sell to Merger Sub, 1,560,619 shares (the "INITIAL COMPANY SHARES") of the Company's common stock, $0.01 par value per share (the "COMPANY COMMON STOCK"), which shall represent Fourteen and nine-tenths of one percent



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(14.9%) of the Company Common Stock issued and outstanding on a fully diluted basis after giving effect to (i) the exercise, issuance, or conversion of any warrants or any other agreements which may require the issuance of Company Capital Stock, and (ii) the sale and issuance of the Initial Company Shares.

         1.2 PURCHASE PRICE. In consideration for the acquisition of the Initial Company Shares by Merger Sub, Purchaser agrees to issue to the Company, or the designated stockholders thereof, 1,739,792 shares of Purchaser's common stock, $.01 par value per share (the "PURCHASER STOCK"), which shall represent 14.9% of issued and outstanding shares of Purchaser Stock (after to giving effect to such issuance; such shares as the "INITIAL PURCHASER SHARES").

         1.3 THE INITIAL CLOSING. The closing of the purchase of the Initial Company Shares pursuant to this Agreement (the "INITIAL CLOSING") shall take place at the offices of Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, 55402, on October 15, 2000, at 2:00 p.m. local time, or at such other location, date, or time as mutually agreed upon by the Parties. The date of the Initial Closing is referred to herein as the "INITIAL CLOSING DATE".

         1.4 INITIAL CLOSING DELIVERIES. Subject to the terms of this Agreement, at the Initial Closing, (a) the Company will deliver the various certificates, instruments and documents referred to in Section 7.3(d) hereof, and a certificate representing the Initial Company Shares, and (b) Purchaser will deliver the various certificates, instruments and documents referred to in
Section 7.2(d) hereof, and a certificate representing the Initial Purchaser Shares.


                                   ARTICLE II.
                               TERMS OF THE MERGER

         2.1. THE MERGER. At the Effective Time (as defined in Section 2.2 below), upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into Merger Sub in accordance with the Minnesota Business Corporation Act (the "MBCA") and the separate existence of the Company shall thereupon cease, and Merger Sub, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Minnesota as a subsidiary of Purchaser. The parties shall prepare and execute articles of merger (the "ARTICLES OF MERGER") in order to comply in all respects with the requirements of the MBCA and with the provisions of this Agreement. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Company and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.

         2.2. EFFECTIVE TIME. On the same business day as (unless the parties have to otherwise mutually agree), and promptly following, the receipt of the requisite vote of Purchaser's shareholders approving this Agreement and the transactions contemplated hereby, and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in Articles VII and VIII of this Agreement, the Company, Purchaser and Merger Sub


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will execute in the manner required by the MBCA and deliver for filing to the
Secretary of State of the State of Minnesota the Articles of Merger. The parties shall mutually determine the time and place where the closing of the Merger (the "CLOSING"; with the date of such Closing being hereinafter referred to as the "CLOSING DATE") shall occur. The Merger will become effective upon the filing of the Articles of Merger with the Minnesota Secretary of State in accordance with the MBCA. The term "EFFECTIVE TIME" shall mean the date and time when the Merger becomes effective.

         2.3.  MERGER CONSIDERATION.

         (a) Subject to the provisions of this Agreement and with the exception of the Initial Company Shares, which Initial Company Shares shall be cancelled as of the Effective Time and with respect to which no Merger Consideration (as defined below) shall be payable, all of the issued and outstanding shares (such shares, exclusive of such Initial Company Shares as the "COMPANY SHARES") of the capital stock of the Company (the "COMPANY CAPITAL STOCK") (as more specifically described in Section 3.6), as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the Company Shares, 8,196,876 shares of Purchaser Stock (the "MERGER CONSIDERATION"), which Merger Consideration shall be adjusted as provided in Section 2.3(b) below.

         (b) The number of shares of Purchaser Stock constituting the Merger Consideration shall be increased by one share of Purchaser Stock for each share Purchaser Stock issued between the date hereof and the Effective Time upon the conversion of any shares of convertible preferred stock of Purchaser.

         (c) Each share of Company Stock held in the treasury of the Company shall be canceled as of the Effective Time and no Merger Consideration shall be payable with respect thereto.

         (d) Subject to the provisions of this Agreement, at the Effective Time, the shares of Merger Sub common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Purchaser.

         2.4. STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented the issued and outstanding shares of the Company Capital Stock (the "CERTIFICATES") shall cease to represent any rights with respect thereto, and, subject to applicable Law (as defined in Section 3.4 below) and this Agreement, the Company Shares shall only represent the right to receive the Merger Consideration.

         2.5   SURRENDER AND EXCHANGE OF SHARES.

         (a) Prior to the Closing Date, Purchaser shall appoint an agent reasonably acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") for the Merger. Promptly after the Effective Time, Purchaser shall make available, or cause to be made


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available, to the Exchange Agent certificates evidencing the Merger
Consideration, and, when necessary, aid the Exchange Agent in order to affect the exchange of such certificates.

         (b) On the Closing Date, Purchaser shall instruct the Exchange Agent to mail to each holder of record of a Certificate, within five business days of receiving from the Company list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify) and (ii) instructions for effecting the surrender of the Certificate in exchange for certificates representing the Merger Consideration.

         (c) After the Effective Time, the holders of the Company Shares shall surrender and deliver the Certificates to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, each such holder shall receive a certificate representing such holder's pro rata portion of the Merger Consideration. Until so surrendered and exchanged, the outstanding Certificates after the Effective Time shall be deemed for all purposes to evidence the right to receive the Merger Consideration; provided, however, that no dividends or other distributions, if any, in respect of the shares of Purchaser Stock, declared after the Effective Time shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered are provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the Merger Consideration. Holders of any unsurrendered Certificates shall not be entitled to vote Purchaser Stock until such Certificates are exchanged pursuant to this Agreement.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock shall be made thereafter, other than transfers of shares of Company Capital Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Purchaser Stock as provided in Section 2.3 hereof.

         (e) If consideration in respect of Company Shares is to be made to a person other than the person in whose name a Certificate is registered, it shall be a condition to such payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Purchaser that such tax either has been paid or is not payable.

         (f) None of the Company or Purchaser shall be liable to any holder of Company Shares for any such shares of Purchaser Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

         2.6. CERTIFICATE OF INCORPORATION AND BYLAWS. Subject to Section 6.11 hereof, at and after the Effective Time, the certificate of incorporation and the bylaws of the Surviving



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Corporation shall be identical to the certificate of incorporation and the bylaws of Merger Sub in effect at the Effective Time (subject to any subsequent amendments), which articles and bylaws shall be substantially similar in form and substance as the articles and bylaws of the Company as of the Effective Time.

         2.7. STOCK OPTIONS. Each option to purchase shares of Company Common Stock that is outstanding at the Effective Time (a "COMPANY OPTION") shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Purchaser. From and after the Effective Time, all references to the Company in the Company Option shall be deemed to refer to Purchaser. The Company Option assumed by Purchaser shall be exercisable upon the same terms and conditions as under the Company Option except that the number of shares and option exercise price per share shall be adjusted on a pro rata basis in accordance with the Merger.

         2.8. DIRECTORS AND OFFICERS. At and after the Effective Time the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

         2.9. OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the MBCA.

         2.10. PROXY STATEMENT.

         (a) For the purposes of holding the meeting of Purchaser's shareholders to vote upon the issuance of Purchaser Stock to the holders of the Company Shares in the Merger as contemplated by this Agreement (the "PURCHASER PROPOSAL"), Purchaser and the Company will cooperate in the preparation of a proxy statement (such proxy statement, together with any and all amendments and supplements thereto, being herein referred to as the "PROXY STATEMENT") satisfying all requirements of applicable state securities Laws, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "SECURITIES EXCHANGE ACT").

         (b) The parties hereto will furnish each other with such information concerning each other as is necessary in order to cause the Proxy Statement, to comply with applicable Law. None of the information supplied by either party for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The parties agree promptly to advise each other if, at any time prior to the meeting of Purchaser's shareholders referenced herein, any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide such party with the information needed to correct such inaccuracy or omission. Each party hereto will furnish such other party with such supplemental information as may be necessary in order to cause the Proxy



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Statement, insofar as it relates to such party, to comply with applicable Law after the mailing thereof to Purchaser's shareholders.

         (c) The Company and Purchaser agree to cooperate in making any preliminary filings of the Proxy Statement with the Securities and Exchange Commission (the "SEC"), as promptly as practicable, pursuant to Rule 14a-6 under the Securities Exchange Act.

         (d) Purchaser shall provide the Company for its review a copy of the Proxy Statement at least such amount of time prior to each filing thereof as is customary in transactions of the type contemplated hereby and shall not make any filing with the SEC without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company authorizes Purchaser to utilize the Proxy Statement and in all such state filed materials, the information concerning the Company provided to Purchaser in connection with, or contained in, the Proxy Statement.

         2.11. TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE"). None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         2.12. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise carry out this Agreement, the officers and directors of the other party of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company (which for purposes hereof includes the subsidiaries of the Company) represents and warrants to Purchaser and Merger Sub that, except as specifically set forth in the Schedules attached hereto and delivered to Purchaser on the date hereof:

         3.1 SUBSIDIARIES. The Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

         3.2. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority and all authorizations, licenses, permits


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and certifications necessary to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of the Company (a "COMPANY MATERIAL ADVERSE EFFECT"). The copies of the Company's articles of incorporation and bylaws, each of which have been furnished by the Company to Purchaser, reflect all amendments made thereto and are correct and complete as of the date hereof.

         3.3. EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and, no other proceedings on its parts is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been, and the other agreements to be executed pursuant hereto will be at Closing, duly and validly executed and delivered by the Company and constitutes or will constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("ENFORCEABILITY EXCEPTIONS").

         3.4. CONFLICTING AGREEMENTS. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws or other governing instruments of the Company, (ii) require any Consent (as hereinafter defined) under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any contract to which the Company is a party, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree ("LAW") to which the Company or its assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Company Material Adverse Effect.

         3.5. GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing ("CONSENT") with any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement or




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the consummation by the Company of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Minnesota in accordance with the MBCA, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. ("NASD"), (iii) such filings as may be required in any jurisdiction where the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization,
(iv) such filings as may be required in any jurisdiction where the Company is licensed as a gaming manufacturer or distributor with respect to the transaction contemplated by this agreement, and (v) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

         3.6. CAPITALIZATION. The authorized shares of Company Capital Stock consists of One Hundred Thousand (100,000) shares of common stock, no par value per share, of which Sixteen Thousand Two Hundred Fifty (16,250) shares are issued and outstanding, and Twenty-five Million (25,000,000) shares of Company Common Stock, of which Eight Million Four Hundred Ninety-six Thousand Five Hundred Eighty-three (8,496,583) shares are issued and outstanding. All shares of Company Capital Stock will be automatically converted into shares of the Merger Consideration at the Effective Time except for the Initial Company Shares which shall be cancelled pursuant to Section 2.3(a) hereof. No other Company Capital Stock is authorized or issued. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except pursuant to this Agreement and as otherwise set forth in
Schedule 3.6, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the Company Capital Stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such Company Capital Stock or other security. Except pursuant to this Agreement, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of Company Capital Stock and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of Company Capital Stock or other securities of the Company of any kind.

         3.7. COMPANY FINANCIAL STATEMENTS. The Company has delivered to Purchaser, copies of (a) the unaudited balance sheet, as of August 31, 2000, of the Company (the "LATEST BALANCE SHEET") and the unaudited statements of earnings, shareholders' equity and cash flows of the Company for the eight-month period ended August 31, 2000, (such statements and the Latest Balance Sheet being herein referred to as the "LATEST FINANCIAL STATEMENTS") and (b) the balance sheets, as of June 30, 2000, of the Company and the statements of earnings, shareholders' equity and cash flows of the Company for the six months ended June 30, 2000, (collectively, the "REVIEWED FINANCIAL STATEMENTS"). The Latest Financial Statements and the Reviewed Financial Statements are true and correct, based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations, shareholders' equity and cash flows for the periods referred to therein. The Reviewed Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been or will be prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not





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contain all notes which are required to be prepared in accordance with generally accepted accounting principles) consistent with the Reviewed Financial
Statements and reflect all adjustments other than normal and customary year end adjustments necessary to fairly present the financial position, results of operations and cash flows for the interim period(s) presented.

         3.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the Latest Balance Sheet, the Company has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         3.9. NO MATERIAL ADVERSE CHANGES. Since August 31, 2000, there has not been, and the Company has no reason to believe that from the date hereof through the Closing Date, there will be, any material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company.

         3.10. ABSENCE OF CERTAIN DEVELOPMENT. Since the date of the Latest Balance Sheet except as set forth on Schedule 3.10 (or in the ordinary course of the Company's business), the Company has not:

         (a) borrowed any amount or incurred or become subject to any liability, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

         (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable and (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like;

         (c) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of business;

         (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets, or canceled any debts or claims;

         (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

         (f) disclosed, to any person other than Purchaser and authorized representatives of Purchaser, any proprietary confidential information, other than pursuant to confidentiality agreements prohibiting the use or further disclosure of such information, which agreements are identified on Schedule 3.16 and are in full force and effect on the date hereof;




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         (g)   waived any rights of value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

         (h) declared or paid any dividends or other distributions with respect to any shares of Company Capital Stock or redeemed or purchased, directly or indirectly, any shares of Company Capital Stock or any options;

         (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

         (j) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "INSIDER" (as defined in Section 3.22 hereof);

         (k) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

         (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

         (m) made any capital expenditure or commitment therefor in excess of $20,000 in the aggregate;

         (n) made any loans or advances to, or guarantees for the benefit of, any persons, with the exception of loans, advances, and guarantees made to Purchaser by the Company or in the ordinary course of business;

         (o)   made any charitable contributions or pledges; or

         (p) made any change in accounting principles or practices or accounting reserves from those utilized in the preparation of the Reviewed Financial Statements.

         3.11. COMPLIANCE WITH LAWS. The business of the Company has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which would not be reasonably likely to have a Company Material Adverse Effect.

         3.12. PERMITS. (i) The Company has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business (collectively, the "COMPANY PERMITS"), (ii) the Company is not in violation of any Company Permit, and (iii) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit.

         3.13. TITLE TO PROPERTY. The Company owns no real property. There is listed on Schedule 3.13 a description of all of the Company's lease and sublease agreements (the "LEASES") for real property (the "REAL PROPERTY"). True and complete copies of the Leases have been delivered to Purchaser, including all amendments, supplements and modifications thereof. Except as indicated in
Schedule 3.13:

         (a) The Real Property has access, sufficient for the conduct of the Company's business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of the Company at those locations.

         (b)   Intentionally Omitted;

         (c) The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases in the Real Property. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the knowledge of the Company, is any other party to any of the Leases in default.

         (d) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) the properties subject to the Leases, and (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen.

         (e) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their respective businesses.

         (f) The Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of, nor does it have any reason to believe (i) any such violation exists, or (ii) any condemnation proceeding exists with respect to any of the Real Property.

         (g) The Company has no knowledge of any improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

         3.14. ACCOUNTS RECEIVABLE. The accounts receivable reflected on the Latest Balance Sheet are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except to the extent of the bad debt reserve reflected on the Latest Balance Sheet.

         3.15. TAXES AND RETURNS.

         (a) The Company has timely filed, or caused to be timely filed all material Tax Returns (as defined below) required to be filed by them, and have paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as defined below) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Latest Balance Sheet have been established or which are being contested in good faith. There are no material claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than claims or assessments for which adequate reserves in the Latest Balance Sheet have been established or which are being contested in good faith or are immaterial in amount). The Company has no waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any material amounts of Taxes shown to be due on any return. To the knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company for statutory liens for current Taxes not yet due and payable.

         (b) For purposes of this Agreement, the term "TAX" (and with the corresponding meaning "TAXES" and "TAXABLE") shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "TAX RETURN" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         3.16. CONTRACTS AND COMMITMENTS.

         (a) Schedule 3.16(a) lists each of the following agreements, whether oral or written, to which either the Company is a party, which are currently in effect, and which relate to the operation of the business of the Company:

               (i) collective bargaining agreement or contract with any labor union;

               (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described on Schedule 3.20 (or excluded by such Section from inclusion thereon);

               (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described on
         Schedule 3.20 (or excluded by such Section from inclusion thereon);

               (iv)   stock purchase or stock option plans;

               (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

               (vi)   confidentiality agreements;

               (vii) contract, agreement or understanding relating to the voting of shares of the capital stock of or the election of directors of the Company;

               (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company;

               (ix) guaranty of any obligation for borrowed money or otherwise;

               (x) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party;

               (xi) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal;

               (xii) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $10,000 as of the Latest Balance Sheet Date;

               (xiii) contract which prohibits the Company from freely engaging in business anywhere in the world;

               (xiv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed on Schedule 3.17;

               (xv)   contract or commitment for capital expenditures;

               (xvi)  agreement for the sale of any capital asset;

               (xvii) contract with any affiliate which in any way relates to the Company (other than for employment on customary terms); or

               (xviii) other agreement which is either material to the business of the Company or was not entered into in the ordinary course of business.

         (b) The Company, (i) has performed all material obligations required to be performed by it in connection with the contracts or commitments listed on
Schedule 3.16(a), (ii) is not in receipt of any claim of default under any such contract or commitment, and (iii) has no present expectation or intention of not fully performing any material obligation pursuant to any such contract or commitment. The Company has no knowledge of any breach or anticipated breach by any other party to any such contract or commitment listed on Schedule 3.16(a).

         (c) Prior to the date of this Agreement, Purchaser has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, listed on Schedule 3.16(a), together with all amendments, waivers or other changes thereto.

         3.17. INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 3.17(a) sets forth a complete list of all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how, Internet Web sites, domain names and applications and registrations pertaining thereto or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in, or necessary to the current conduct of the business of the Company as now conducted (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 3.17(a), all of the Intellectual Property which is owned by the Company is owned free and clear of liens or encumbrances of any nature.

         (b) The Company owns, or is licensed or otherwise possesses legal enforceable rights to use all of the Intellectual Property.

         (c) To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.

         (d) Schedule 3.17(d) sets forth a complete list of all material licenses, sub-licenses and other agreements pursuant to which the Company has granted rights to use the Intellectual Property to any third party. The Company will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Intellectual Property.

         (e) The Company has not received any notice of, nor are there any facts known to the Company which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the Intellectual Property. No claim by any third party contesting the validity of any rights of the Company in the Intellectual Property has been made, is currently outstanding or, to the knowledge of the Company, is threatened. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties and the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights. No infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the current conduct of the business of the Company.

         3.18. LITIGATION. There is no suit, action or proceeding ("Litigation") pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any Government Authority, which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

         3.19. EMPLOYEES.

         (a) To the knowledge of the Company, no group of the Company's employees has any plans to terminate his, her or its employment.

         (b) The Company has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes;

         (c) The Company has no material labor relations problem pending and its labor relations are satisfactory;

         (d) There are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim;

         (e) No employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company; and

         (f) No employee or former employee of the Company has any claim with respect to any rights of the Company in the Intellectual Property.

         3.20. EMPLOYEE BENEFITS PLANS. Schedule 3.20 contains a complete and accurate list of all employee benefit plans maintained or contributed to by the Company ("COMPANY BENEFIT PLAN"). A "BENEFIT PLAN" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan or any other compensation, welfare, fringe benefit or retirement plan, program, policy or arrangement providing for benefits for or the welfare of any or all of the current or former employees or agents of the Company or any of its subsidiaries or their beneficiaries or dependents; provided that Benefit Plans shall not include any multiemployer plan, as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"). The Company has delivered or made available to Purchaser a true, correct and complete copy of each Company Benefit Plan. Each Company Benefit Plan has been maintained in compliance with its terms and all applicable Law. The Company does not contribute to, or have any outstanding liability with respect to, any Multiemployer Plan.

         3.21. INSURANCE. Schedule 3.21 sets forth a true and complete list of all insurance policies carried by, or covering the Company with respect to its business, assets and properties and with respect to which records are maintained at the principal executive offices of the Company, together with, in respect of each such policy, the amount of coverage and the deductible. The Company maintains insurance policies against all risk of a character, including, without limitation, business interruption insurance, and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each insurance policy set forth on Schedule 3.21 is in full force and effect and all premiums due thereon have been paid in full. There has been no threatened termination of, or premium increase whether retrospective or prospective with respect to, any of such policies.

         3.22. RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.22, no officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "INSIDERS"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of Company Capital Stock). No Insider has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

         3.23. DISCLOSURE. Neither this Agreement, any of the Exhibits or Schedules hereto, any of the documents delivered by or on behalf of the Company pursuant to Article VII hereof, nor any of the financial statements referred to in Section 3.7 hereof, contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser (which for the purposes hereof includes the subsidiaries of Purchaser, except as otherwise indicated herein) represents and warrants to the Company that, except as specifically set forth in the Schedules attached hereto and delivered to the Company on the date hereof:

         4.1. ORGANIZATION AND CORPORATE POWER. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has the requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own, lease and operate its properties and to carry on its business as now being conducted. At the Effective Time, Merger Sub shall be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and shall have the requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own, lease and operate its properties and to carry on its business as then contemplated. Purchaser is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of Purchaser (a "PURCHASER MATERIAL ADVERSE EFFECT"). The copies of the articles of incorporation and bylaws of Purchaser which have been furnished by Purchaser to the Company prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof.

         4.2. EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS. Subject to the approval of Purchaser's shareholders at a meeting called for the purpose of approving this Agreement and the transactions contemplated hereby, Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the foregoing, the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been and the other agreements to be executed pursuant hereto will be at Closing duly and validly executed and delivered by Purchaser and constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

         4.3. CONFLICTING AGREEMENTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws or other governing instruments of Purchaser, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any contract to which the Company is a party, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.4 hereof, contravene any Law to which the Company or its respective assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

         4.4. GOVERNMENTAL APPROVALS. No Consent with any Governmental Authority on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretaries of State of Minnesota and Delaware in accordance with the MBCA and the Delaware General Corporations Law, (ii) filings with the SEC, state securities laws administrators and the NASD, (iii) such filings as may be required in any jurisdiction where Purchaser is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization and (iv) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Purchaser Material Adverse Effect.

         4.5. CAPITALIZATION. The authorized capital stock of Purchaser consists of (i) One Hundred Million (100,000,000) shares of Capital Stock, of which, as of the date hereof, Nine Million Nine Hundred Thirty-six Thousand Six Hundred Sixty-six (9,936,668) shares of

Common Stock are issued and outstanding (ii) 4,000 shares have been designated Series B Convertible Preferred Stock, par value $0.01 per share, of which 30 shares are issued and outstanding on the date hereof, (iii) 2,000 shares have been designated Series C Convertible Preferred Stock, par value $0.01 per share, of which 800 shares are issued and outstanding on the date hereof, and (iv) 3,000 shares have been designated Series D Convertible Preferred Stock, par value $0.01 per share, of which 1,250 are issued and outstanding as of the date hereof. No other capital stock of the Company is authorized or issued. All issued and outstanding shares of Purchaser Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.5, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Purchaser, and there is no outstanding security of any kind convertible into or exchangeable, for any such capital stock or other security. Except as set forth in Schedule 4.5, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Purchaser and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Purchaser any shares of capital stock or other securities of Purchaser of any kind. Except as set forth in Schedule 4.5, there are no agreements or other rights or arrangements existing which obligate Purchaser register shares of its capital stock or any other of its securities with the SEC.

         4.6. SUBSIDIARIES. Purchaser does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity other than (i) Merger Sub, which is a wholly-owned subsidiary of Purchaser, and (ii) Innovative Gaming, Inc., a Nevada corporation ("IGI"). Each of Merger Sub and IGI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of Merger Sub and IGI are owned by Purchaser free and clear of any lien and not subject to any option or right to purchase any such shares. Neither the Merger Sub nor IGI owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

         4.7. PURCHASER FINANCIAL STATEMENTS. All financial statement filed by Purchaser with the SEC, including the statements as of June 30, 2000, (the "PURCHASER BALANCE SHEET DATE"), fairly present in all material respects the financial condition of Purchaser's business at such date and the results of operations for the period then ended and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the Purchaser Balance Sheet Date, there has not been:

               (a) any material adverse change in the financial condition of the business, assets, or liabilities of Purchaser;

               (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or assets of Purchaser;

               (c) any sale or transfer of any of Purchaser's assets used in or useful to the its business, except in the ordinary course of business; or

               (d) any transaction affecting the business or assets of Purchaser entered into by Purchaser, other than in the ordinary course of business, except this agreement.

         4.8. LITIGATION. Except as set forth on Schedule 4.8, there is no Litigation pending or, to the knowledge of Purchaser, threatened against Purchaser, at law or in equity, or before or by any Government Authority, which, individually or in the aggregate, would be reasonably likely to have a Purchaser Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Purchaser which, individually or in the aggregate, would be reasonably likely to have a Purchaser Material Adverse Effect.

         4.9 NO MATERIAL VIOLATIONS. Purchaser is not in violation of any applicable law, rule or regulation relating to its business that would reasonably be expected to have a Purchaser Material Adverse Effect, and, to the knowledge of the Purchaser, there are no requests, claims, notices, investigations, demands, administrative proceedings, hearings or other governmental claims against Purchaser alleging the existence of any such violation.

         4.10 EMPLOYEES. Schedule 4.10 lists all employees of Purchaser as of the date hereof engaged in operation of Purchaser's business and in the case of each such employee sets forth the position, level of compensation, date of employment, and years of employment recognized for determining eligibility for participation in, and vesting and credited service under any employee plans.

         4.11  OFFICE LEASE.

         (a) Purchaser is a party to a certain Lease Agreement (the "OFFICE LEASE") between Purchaser and Dermody Properties, dated July 9, 1996. Purchaser has good and marketable title to the leasehold interest under the Office Lease, which is free and clear of all liens and encumbrances or charges of any kind or character; except as set forth on Schedule 4.11, there is no default under the Office Lease on the part of Purchaser and/or, to Purchaser's knowledge, on the part of the lessor under the Office Lease. To Purchaser's knowledge, there is no act, event or happening or contingency which, with the passage of time or giving of notice or both would be a default by lessor under the Office Lease, and the Office Lease is in full force and effect and all obligations and conditions thereof to be performed by Purchaser and, to Purchaser's knowledge, to be performed by lessor thereunder and necessary to the enforceability of the Office Lease have been satisfied.

         (b) To the best of Purchaser's knowledge, Purchaser is not in violation of any applicable law regulating the uses that may be made of the premises leased pursuant to the Office Lease or other law, regulation or requirement relating to the operation of such leased premises, and Purchaser has not received any written notice of any such violation, or of the existence of any condemnation proceeding with respect to any of such leased premises.

         (c) Purchaser has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges under the Office Lease, and to Purchaser's knowledge, there are no present assessments payable by Purchaser as lessee under the Office Lease.

         4.12 TITLE TO PERSONAL PROPERTY. Except as indicated on Schedule 4.12, Purchaser has good title to all of its personal property, free and clear of all mortgages, liens, pledges, charges and encumbrances.

         4.13 CONDITION OF THE ASSETS. All of the tangible assets of Purchaser are free from defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

         4.14  INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 4.14(a) sets forth a complete list of all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how, Internet Web sites, domain names and applications and registrations pertaining thereto or other intellectual property rights owned by, licensed to or otherwise controlled by Purchaser or used in, developed for use in, or necessary to the current conduct of the business of the Company as now conducted (the "PURCHASER INTELLECTUAL PROPERTY"). Except as set forth on Schedule 4.14(a), all of the Purchaser Intellectual Property which is owned by Purchaser is owned free and clear of liens or encumbrances of any nature.

         (b) Purchaser owns, or licenses or otherwise possesses legal enforceable rights to use all of the Purchaser Intellectual Property.

         (c) To the knowledge of Purchaser, there are no conflicts with or infringements of any Purchaser Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.

         (d) Schedule 4.14(d) sets forth a complete list of all material licenses, sub-licenses and other agreements pursuant to which Purchaser has granted rights to use the Purchaser Intellectual Property to any third party. Purchaser will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Purchaser Intellectual Property.

         (e) Purchaser has not received any notice of, nor are there any facts known to Purchaser which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the Purchaser Intellectual Property. No claim by any third party contesting the validity of any rights of Purchaser in the Purchaser Intellectual Property has been made, is currently outstanding or, to the knowledge of Purchaser, is threatened. Purchaser has not received any notice of any infringement, misappropriation or violation by Purchaser of any intellectual property rights of any third parties and Purchaser has not infringed, misappropriated or otherwise violated any such intellectual property rights. No infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the current conduct of the business of Purchaser.

         4.15 TAXES. Purchaser has paid all federal, state and local income, profits, franchise, sales, use, property, excise, payroll, and other taxes and assessments (including interest and penalties) relating to its business, in each case to the extent that such have become due and are not being contested in good faith. No claims for additional taxes have been asserted against Purchaser and no audits are pending with respect to any tax liabilities of Purchaser.

         4.16 INSURANCE. Purchaser maintains property and casualty insurance on a replacement costs basis on all of its tangible assets and product liability insurance with respect to its business. Except as set forth in Schedule 4.16, all policies providing such insurance are in full force and effect and Purchaser has not received any notice of impending cancellation or non-renewal thereof.

         4.17 PRODUCT LIABILITY. Purchaser has no knowledge of any liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, or delivered by Purchaser, other than liabilities that both individually and in the aggregate would not be reasonably likely to have a Purchaser Material Adverse Effect and that are reasonably expected to be fully covered by Purchaser's insurance.

         4.18. BROKERAGE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

         4.19. DISCLOSURE. Neither this Agreement, any of the Exhibits or Schedules hereto, any of the documents delivered by or on behalf of Purchaser pursuant to Article VII hereof, nor any of the financial statements referred to in Section 4.7 hereof, contains any untrue statement of a material fact regarding Purchaser or its business or any of the other matters dealt with in this Article IV relating to Purchaser or the transactions contemplated by this Agreement or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Company which could reasonably be anticipated to have a Purchaser Material Adverse Effect.


                                   ARTICLE V.
                       ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees as follows:

         5.1.  CONDUCT OF BUSINESS OF THE COMPANY.

         (a) Unless Purchaser and the Company shall otherwise agree in writing and except as expressly contemplated by this Agreement or the Schedules attached hereto, during the period from the date of this Agreement to the Effective Time,
(i) the Company shall conduct its business in the ordinary course and consistent with past practice, and the Company shall use its reasonable commercial efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business, and (ii) without limiting the generality of the foregoing, the Company will not:

               (A) amend or propose to amend its certificate of incorporation or bylaws (or comparable governing instruments) in any material respect;

               (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company;

               (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any Combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

               (D) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt, except refinancing of existing obligations on terms that are no less favorable to the Company than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company taken as a whole other than to secure debt permitted under (a) of this clause (D);

               (E) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice; or

               (F) take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         (b) The Company shall use it reasonable commercial efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business.

         5.2. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Purchaser if any of the following occur after the date of this
Agreement: (i) receipt by the Company of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Company Material Adverse Effect or
(iv) the commencement or threat of any Litigation involving or affecting the Company, or any of the properties or assets of the Company, or, to the knowledge of the Company, any employee, agent, director or officer, in his or her capacity as such, of the Company which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement.

         5.3. ACCESS TO INFORMATION. Between the date of this Agreement and the Effective Time, the Company will give, and shall direct its accountants and legal counsel to give, Purchaser and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request.

         5.4. STOCKHOLDER APPROVAL. As soon as practicable, the Company and its stockholders shall approve and adopt this Agreement and the transactions contemplated hereby.

         5.5. REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including, but not limited to, obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof, the Company agrees to use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Initial Closing and the Closing as set forth herein.

         5.6. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in affect, the Company shall not, and shall cause its affiliates not to issue or cause the publication of any press release or any other announcement, whether written or oral, with respect to the Merger or the other transactions contemplated hereby without the obtaining the prior written consent of Purchaser, except where such release or announcement is required by applicable Law, in which case the Company, upon learning of such requirement and prior to making such announcement, notifies Purchaser in writing of such requirement and attempts in good faith to comply with this Section 5.6.

         5.7. COMPLIANCE. In consummating the Merger and the other transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply in all material respects, with all other applicable Laws.

         5.8.  NO SOLICITATION.

         (a) The Company shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, investment bankers, brokers and other representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Company Acquisition Proposal (as defined below). The Company shall not, nor shall it authorize or permit any of its officers, directors, employees, investment bankers, brokers and other representatives and agents to, directly or, indirectly, (i) take any action to solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in negotiations with, or disclose any information relating to the Company or afford access to the properties, books, or records of the Company to any Person that may be considering making, or has made, an Company Acquisition Proposal. For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or the acquisition of any significant equity interest in, or a substantial portion of the assets of the Company, other than the transactions contemplated by the Merger Agreement.

         (b) Except as set forth in this Section 5.8, neither the board of directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such board of directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "COMPANY ACQUISITION Agreement") related to any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the board of directors of the Company determines in good faith that the failure to do so could create a reasonable possibility of a breach of its fiduciary duties to the Company's stockholders under applicable law, the board of directors of the Company may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, or (y) approve or recommend a Company Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Company Acquisition Agreement with respect to any Company Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the second business day following Purchaser's receipt of written notice advising Purchaser that the board of directors of the Company has received a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal. For purposes of this Agreement, a "COMPANY SUPERIOR PROPOSAL" means any bona fide offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or the acquisition of any significant equity interest in, or a substantial portion of the assets of the Company which the board of directors of the Company determines in its good faith judgment (based on the advice of its advisors) to be more favorable to the Company's stockholders than the Merger (taking into account all factors relating to such proposed transaction deemed relevant by the board of directors of the Company, including, without limitation, the financing thereof and all other conditions thereto).

         (c)   In addition to the obligations of the Company set forth in this
Section 5.8, the Company shall promptly notify Purchaser in writing after receipt of any Company Acquisition Proposal or any request for information relating to the Company by any Person that may be considering making, or has made, a Company Acquisition Proposal, which notification shall describe the material terms and conditions of such request or Company Acquisition Proposal and the identity of the person making such request or Company Acquisition Proposal.

         (d) Notwithstanding the covenants contained in this Section 5.8, the Company may furnish information concerning its business to a third party making an unsolicited Company Acquisition Proposal and enter into discussions, negotiations or agreements with such third party if the Company concludes after due consideration, which shall include consultation with legal counsel and other advisors, that an applicable fiduciary duty of any of the Company's directors or officers require such actions.

         5.9. TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "TAKEOVER STATUTE") is or may become applicable to the Merger, the Company and the members of its board of directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby.

         5.10. SCHEDULES. Any Schedule required to be supplied by the Company pursuant to this Agreement shall be completed and delivered to Purchaser on or prior to Friday, October 20, 2000.


                                   ARTICLE VI.
                        ADDITIONAL COVENANTS OF PURCHASER

         Purchaser covenants and agrees as follows:

         6.1. REGISTRATION RIGHTS. If at any time after the Initial Closing, Purchaser shall propose to file any registration statement (other than any registration on Form S-4, S-8 or any other similarly inappropriate form, or any successor forms thereto) under the Securities Act covering a public offering of Purchaser Stock (a "REGISTRATION STATEMENT"), Purchaser shall notify the holder/s of the Initial Purchaser Shares at least thirty (30) days prior to each such filing and will use its best efforts to include in the Registration Statement (to the extent permitted by applicable regulation), the Initial Purchaser Shares to the extent requested by the holder of such Initial Purchaser Shares within twenty (20) days after receipt of notice of such filing (which request shall specify the number of Initial Purchaser Shares intended to be sold or disposed of by such holder and describe the nature of any proposed sale or other disposition thereof); provided, however, that if a greater number of Initial Purchaser Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Initial Purchaser Shares proposed to be offered by such holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. Purchaser shall keep the Registration Statement effective and current until the earlier to occur of (i) the date all the Initial Purchaser Shares are sold, or (ii) the date all of the Initial Purchaser Shares may be sold under Rule 144(k) under the Securities Act. Purchaser shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the SEC, except that each holder shall pay all fees, disbursements and expenses of any counsel or expert retained by such holder and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Initial Purchaser Shares included in the Registration Statement. The Company agrees to cooperate with Purchaser, and agrees to cause any transferee of the Initial Purchaser Shares to cooperate with Purchaser, in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the Company for inclusion therein, or in any efforts by Purchaser to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

         6.2.  CONDUCT OF BUSINESS OF PURCHASER.

         (a) Except for transactions in connection with the sale of the Initial Purchaser Shares as contemplated by Article I hereof, unless the Company shall otherwise agree in writing and except as expressly contemplated by this Agreement or Schedules attached hereto, during the period from the date of this Agreement to the Effective Time, (i) Purchaser shall conduct its business in the ordinary course and consistent with past practice, and Purchaser shall use its reasonable commercial efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business and (ii) without limiting the generality of the foregoing, neither Purchaser will not:

               (A) except in connection with obtaining the Interim Financing (as such term is defined in Section 8.2(d) hereof), amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

               (B) except in connection with obtaining the Interim Financing authorize for issuance issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Purchaser, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Purchaser, except for the issuance of shares of Purchaser Stock pursuant to the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms;

               (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Purchaser, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

               (D) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt, except refinancing of existing obligations on terms that are no less favorable to Purchaser or its subsidiaries than the existence terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Purchaser other than to secure debt permitted under (a) of this clause
         (D);

               (E) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice; or

               (F) take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests," for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         (b) Purchaser shall use its reasonable commercial efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Purchaser Permits necessary for, or otherwise material to, such business.

         6.3. NOTIFICATION OF CERTAIN MATTERS. Purchaser shall give prompt notice to the Company if any of the following occur after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Purchaser Material Adverse Effect or (iv) the commencement or threat of any Litigation involving or affecting Purchaser or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Purchaser which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement.

         6.4. ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, Purchaser will give, and shall direct its accountants and legal counsel to give, the Company and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Purchaser, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of Purchaser as the Company may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by Purchaser or any of its subsidiaries pursuant to the requirements of applicable securities laws or the NASD.

         6.5. REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions herein provided, Purchaser agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including, but not limited to obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof Purchaser agrees to use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

         6.6. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Purchaser shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement, whether written or oral, with respect to the merger or the transactions contemplated hereby without obtaining the prior written consent of the Company, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case Purchaser, upon learning of such requirement and prior to making such announcement, notifies the Company in writing of such requirement and attempts in good faith to comply with this Section 6.6.

         6.7. COMPLIANCE. In consummating the Merger and the other transactions contemplated hereby, Purchaser shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply in all material respects with all other applicable Laws.

         6.8. SEC AND STOCKHOLDER FILINGS. Purchaser shall send to the Company a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

         6.9. SHAREHOLDER APPROVAL. As soon as practicable, Purchaser will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Purchaser Proposal and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Except as otherwise contemplated by this Agreement, the board of directors of Purchaser will use its best efforts to obtain any necessary approval by Purchaser's shareholders of the Purchaser Proposal. Notwithstanding the foregoing, unless the board of directors of Purchaser, after consultation with outside legal counsel to Purchaser, determines that to do so would likely breach the fiduciary duties of the board of directors under applicable law, Purchaser, acting through its board of directors, shall include in the Proxy Statement the recommendation of the board of directors that the shareholders of Purchaser vote in favor of the Purchaser Proposal.

         6.10. NO SOLICITATION.

         (a) Purchaser shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, investment bankers, brokers and other representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Purchaser Acquisition Proposal (as defined below). Purchaser shall not, nor shall it authorize or permit any of its officers, directors, employees, investment bankers, brokers and other representatives and agents to, directly or, indirectly, (i) take any action to solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Purchaser Acquisition Proposal, or
(ii) engage in negotiations with, or disclose any information relating to Purchaser or afford access to the properties, books, or records of Purchaser to any Person that may be considering making, or has made, an Purchaser Acquisition Proposal. For purposes of this Agreement, "PURCHASER ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Purchaser, or the acquisition of any significant equity interest in, or a substantial portion of the assets of Purchaser, other than the transactions contemplated by the Merger Agreement.

         (b) Except as set forth in this Section 6.10, neither the board of directors of Purchaser nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such board of directors or such committee of the Purchaser Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Purchaser Acquisition Proposal or (iii) cause Purchaser to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "PURCHASER ACQUISITION

AGREEMENT") related to any Purchaser Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the board of directors of Purchaser determines in good faith that the failure to do so could create a reasonable possibility of a breach of its fiduciary duties to Purchaser's shareholders under applicable law, the board of directors of Purchaser may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the Purchaser Proposal or (y) approve or recommend a Purchaser Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Purchaser to enter into any Purchaser Acquisition Agreement with respect to any Purchaser Superior Proposal), but in each of the cases set forth in this clause
(y), only at a time that is after the second business day following the Company's receipt of written notice advising Purchaser that the board of directors of Purchaser has received a Purchaser Superior Proposal, specifying the material terms and conditions of such Purchaser Superior Proposal and identifying the person making such Purchaser Superior Proposal. For purposes of this Agreement, a "PURCHASER SUPERIOR PROPOSAL" means any bona fide offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Purchaser, or the acquisition of any significant equity interest in, or a substantial portion of the assets of Purchaser which the board of directors of Purchaser determines in its good faith judgment (based on the advice of its advisors) to be more favorable to Purchaser's shareholders than the Merger (taking into account all factors relating to such proposed transaction deemed relevant by the board of directors of Purchaser, including, without limitation, the financing thereof and all other conditions thereto).

         (c)   In addition to the obligations of Purchaser set forth in this
Section 6.10, Purchaser shall promptly notify the Company in writing after receipt of any Purchaser Acquisition Proposal or any request for information relating to Purchaser by any Person that may be considering making, or has made, a Purchaser Acquisition Proposal, which notification shall describe the material terms and conditions of such request or Purchaser Acquisition Proposal and the identity of the person making such request or Purchaser Acquisition Proposal.

         (d) Notwithstanding the covenants contained in this Section 6.10, Purchaser may furnish information concerning its business to a third party making an unsolicited Purchaser Acquisition Proposal and enter into discussions, negotiations or agreements with such third party if Purchaser concludes after due consideration, which shall include consultation with legal counsel and other advisors, that an applicable fiduciary duty of any of Purchaser's directors or officers require such actions.

         6.11. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger, Purchaser and the members of its board of directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby.

         6.12. SCHEDULES. Any Schedule required to be supplied by Purchaser pursuant to this Agreement shall be completed and delivered to the Company on or prior to Friday, October 20, 2000.

                                  ARTICLE VII.
                        CONDITIONS TO THE INITIAL CLOSING

         7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE INITIAL CLOSING. The respective obligations of each party to effect the purchase and sale of the Initial Company Shares shall be subject to the fulfillment or waiver at or prior to the Initial Closing (or such other date as provided below) of the following conditions:

         (A) DUE DILIGENCE. Purchaser and Seller shall have each completed a full legal and business due diligence examination of the other, the results of which shall be satisfactory to Purchaser and Seller in their respective sole discretion.

         (B) TERMINATION AGREEMENTS. The Asset Purchase Agreement and the nMortgage Merger Agreement shall each have been terminated by the respective parties thereto.

         (C) NO INJUNCTION OR ACTION. There shall have been no material legal or governmental proceedings seeking to restrain, enjoin or otherwise prohibit, nor shall any court or governmental authority of competent jurisdiction have issued any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which restrains, enjoins, or prohibits or prevents the consummation of the purchase and sale of the Initial Company Shares or the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company and Purchaser shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Initial Closing.

         (D) GOVERNMENTAL CONSENTS. Purchaser and the Company shall have obtained or, to the satisfaction of Purchaser and the Company, obviated the need to obtain all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities (including the gaming authorities of Nevada and other applicable jurisdictions) and third parties, necessary for the consummation of the purchase and sale of the Initial Company Shares as contemplated by this Agreement

         (E) REQUIRED CONSENTS. Any required Consents of any person to the purchase and sale of the Initial Company Shares as contemplated hereby shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a Material Company Adverse Effect or a Purchaser Material Adverse Effect.

         (F) BLUE SKY. Purchaser shall have received all state securities law authorizations necessary to consummate the purchase and sale of the Initial Company Shares transactions contemplated hereby.

         7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO CONSUMMATE THE INITIAL CLOSING. The obligation of the Company to consummate the purchase and sale of the Initial Company Shares as contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Initial Closing (or such other date as provided below), any one or more of which may be waive by the Company:

         (A) PURCHASER REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in Article IV hereof shall be true and correct at and as of the Initial Closing Date as though then made and as though the Initial Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Purchaser of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 7.2(a), the Schedules referred to in Article IV shall mean the Schedules as amended to the Initial Closing Date; provided, however, that any such amendment shall not be deemed to be a Purchaser Material Adverse Effect.

         (B) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Initial Closing Date.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Purchaser Material Adverse Effect or a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of the Surviving Corporation and its subsidiaries taken as a whole ("SURVIVING CORPORATION MATERIAL ADVERSE EFFECT").

         (D) CERTIFICATES AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, the following to the Company:

               (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Sections 7.2(a) and (b) hereof have been satisfied;

               (ii) a certificate of Good Standing from the Secretary of State of the State of Minnesota stating that Purchaser is a validly existing corporation in good standing;

               (iii) duly adopted resolutions of the Board of Directors of Purchaser and the Board of Directors and the shareholder of Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its respective Secretary;

               (iv) certified copies of the articles of incorporation and bylaws of Purchaser;

               (v) all other documents, instruments and writings required to be delivered at or prior to the Initial Closing Date pursuant to this Agreement or otherwise reasonably requested by the Company in connection herewith.

         7.3. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the purchase and sale of the Initial Company Shares as contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Initial Closing (or such other date as provided below), any one or more of which may be waive by Purchaser:

         (A) COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article III hereof shall be true and correct at and as of the Initial Closing Date as though then made and as though the Initial Closing Date had been substituted for the date of this Agreement throughout such representations and warranties and the Schedules referred to in
Article III (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 7.3(a), the Schedules referred to in Article III shall mean the Schedules as amended to the Initial Closing Date; provided, however, that any such amendment shall not be deemed to be a Company Material Adverse Effect.

         (B) PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the same.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (D) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered or caused to be delivered, the following to Purchaser:

               (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in Sections 7.3 (a) and (b) hereof have been satisfied;

               (ii) a certificate of good standing from the Secretary of State of the State of Delaware, stating that the Company is a validly existing corporation in good standing;

               (iii) duly adopted resolutions of the board of directors and the stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company;

               (v) certified copies of the articles of incorporation and bylaws of the Company; and

               (vi) all other documents, instruments and writings required to be delivered at or prior to the Initial Closing Date pursuant to this Agreement or otherwise reasonably requested by Purchaser in connection herewith.


                                  ARTICLE VIII.
                            CONDITIONS TO THE CLOSING

         8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

         (A) PURCHASER SHAREHOLDER APPROVAL. The Purchaser Proposal shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of Purchaser.

         (B) NO INJUNCTION OR ACTION. There shall have been no material legal or governmental proceedings seeking to restrain, enjoin or otherwise prohibit, nor shall any court or governmental authority of competent jurisdiction have issued any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which restrains, enjoins, or prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company and Purchaser shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

         (C) GOVERNMENTAL CONSENTS. Purchaser and the Company shall have obtained or, to the satisfaction of Purchaser and the Company, obviated the need to obtain all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities (including the gaming authorities of Nevada and other applicable jurisdictions) and third parties, necessary for the consummation of the Merger as contemplated by this Agreement.

         (D) SCHEDULES. Purchaser and the Company shall have each completed and delivered the Schedules required to be completed and delivered by such parties on or prior to October 20, 2000, and the Schedules to be delivered by each of Purchaser and the Company shall be in a form acceptable to the other party.

         (E) REQUIRED CONSENTS. Any required Consents of any person to the Merger or the transactions contemplated hereby shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect or a Purchaser Material Adverse Effect.

         8.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger shall be subject to the satisfaction of the following conditions on or before Closing Date (or such other date as provided below), any one or more of which may be waive by Purchaser:

         (A) PURCHASER REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in Article IV hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Purchaser of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 8.2(a), the Schedules referred to in Article IV shall mean the Schedules as amended to the Closing Date; provided, however, that any such amendment shall not be deemed to be a Purchaser Material Adverse Effect.

         (B) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing Date.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Purchaser Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (D) INTERIM FINANCING. Purchaser shall have obtained net proceeds of at least Two Million Dollars ($2,000,000) pursuant to equity or debt financing (or a combination thereof) at or prior to the Closing Date (the "INTERIM FINANCING").

         (E) CERTIFICATES AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, the following to the Company:

               (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Sections 8.2(a) and (b) hereof have been satisfied;

               (ii) a certificate of Good Standing from the Secretary of State of the State of Minnesota stating that Purchaser is a validly existing corporation in good standing;

               (iii) a certificate of good standing from the Secretary of State of Minnesota stating that Merger Sub is a validly existing corporation in good standing;

               (iv) duly adopted resolutions of the Board of Directors of Purchaser and the Board of Directors and the shareholder of Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of Purchaser's shareholders approving the Purchaser Proposal, each certified by its respective Secretary;

               (v) certified copies of the articles of incorporation and bylaws of Purchaser; and

               (vi) all other documents, instruments and writings required to be delivered at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by the Company in connection herewith.

         8.3. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the Merger shall be subject to the satisfaction of the following conditions on or before Closing Date, any one or more of which may be waive by Purchaser:

         (A) COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article III hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties and the Schedules referred to in Article III (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 8.3(a), the Schedules referred to in Article III shall mean the Schedules as amended to the Closing Date; provided, however, that any such amendment shall not be deemed to be a Company Material Adverse Effect.

         (B) PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the same. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (D) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered or caused to be delivered, to Purchaser:

               (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in Sections 8.3 (a) and (b) hereof have been satisfied;

               (ii) a certificate of good standing from the Secretary of State of the State of Delaware, stating that the Company is a validly existing corporation in good standing;

               (iii) duly adopted resolutions of the board of directors and the stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company;

               (v) certified copies of the articles of incorporation and bylaws of the Company; and

               (vi) all other documents, instruments and writings required to be delivered at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Purchaser in connection herewith.


                                   ARTICLE IX.
                           TERMINATION AND ABANDONMENT

         9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of Purchaser described herein;

         (a)   by mutual written consent of Purchaser and the Company;

         (b)   by either Purchaser or the Company if:

               (i) the Merger shall not have been consummated on or prior to March 31, 2001 (unless such date is extended by the mutual agreement of each of the parties hereto), provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

               (ii)   the approval of Purchaser's shareholders required by
         Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or

               (iii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

         (c) by Purchaser if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to the Company;

         (d) by Purchaser if (i) the board of directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser its approval of the Merger or the other transactions contemplated hereby, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Company Takeover Proposal, or (ii) the board of directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

         (e) by Purchaser in accordance with Section 6.10(b) hereof, provided that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Company Termination Fee (as defined below).

         (f) by the Company if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Purchaser;

         (g) by the Company if (i) the board of directors of Purchaser or any committee thereof shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Purchaser Proposal, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Purchaser Takeover Proposal, or (ii) the board of directors of Purchaser or any committee thereof shall have resolved to take any of the foregoing actions; or

         (h) by the Company in accordance with Section 5.8(b) hereof, provided that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Company Termination Fee (as defined below).

         The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 10.5 hereof.

         9.2.  EFFECT OF TERMINATION AND ABANDONMENT.

         (a) In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement (other than Sections 9.2, 10.1, 10.3, 10.5, 10.6, 10.7, 10.8, 10.10, 10.11, 10.12,
10.13, 10.14 and 10.15 hereof) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

         (b) In the event that a bona fide Company Acquisition Proposal shall have been made known to the Company or has been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Company Acquisition Proposal and such Company Acquisition Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated (x) by the Company pursuant to Section 9.1(h) hereof or (y) by Purchaser pursuant to Section 9.1(d) hereof, then the Company shall promptly, but in no event later than two days after the date of such termination, pay Purchaser an amount equal all reasonable out-of-pocket charges and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed Three Hundred and Fifty Thousand Dollars ($350,000) (the "COMPANY TERMINATION FEE") payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Purchaser would not enter into this Agreement. Notwithstanding the foregoing, no fee or expense reimbursement shall be paid pursuant to this Section 9.2(b) if Purchaser shall be in material breach of its obligations hereunder.

         (c) In the event that a bona fide Purchaser Acquisition Proposal shall have been made known to Purchaser or has been made directly to its shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Purchaser Acquisition Proposal and such Purchaser Acquisition Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated (x) by the Purchaser pursuant to Section 9.1(f) hereof or (y) by the Company pursuant to Section 9.1(g) hereof, then Purchaser shall promptly, but in no event later than two days after the date of such termination, pay the Company an amount equal to all reasonable out-of-pocket charges and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed Three

Hundred and Fifty Thousand Dollars ($350,000) (the "PURCHASER TERMINATION FEE") payable by wire transfer of same day funds. Purchaser acknowledges that the agreements contained in this Section 9.2(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company would not enter into the Agreement. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.2(c) if the Company shall be in material breach of its obligations hereunder.


                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1. CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised or (iv) consented to in writing by Purchaser and the Company, any information or documents furnished in connection herewith shall be kept strictly confidential by the parties hereto and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Purchaser, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Purchaser, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. The parties hereto shall cooperate with each other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (iii) such information becomes generally available to the public other than by breach of this Section
10.1. Prior to any disclosure of information pursuant to the exception in clause
(i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the name in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         10.2. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among all of the parties hereto.

         10.3. WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Company on the one hand, or Purchaser and Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser on the one hand, or the Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.3.

         10.4. SURVIVAL. The respective representations, warranties, covenants and agreements of the parties hereto contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those contained in Sections 2.4, 2.5, 2.6, 5.1(a)(F), 6.2(a)(B) and (F) and 10.1 hereof delivered pursuant to Sections 8.3 (e) hereof, which shall survive beyond the Effective Time.

         10.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)    if to the Company, to:

                      Xertain, Inc.
                      333 Orville Wright Court
                      Las Vegas, NV  89119
                      Attention: Roland Thomas, CEO
                      Telecopy: (702) 614-7114

                      with a copy to:

                      Johnson, Hamliton, Quigley, Twait & Foley, PLC W1450 First National Bank Building
                      St. Paul, MN  55101
                      Attention: Kevin Quigley
                      Telecopy: (651) 602-9976

                      and

               (ii)   if to Purchaser and/or Merger Sub, to:
                      4725 Aircenter Circle
                      Reno, Nevada 89502
                      Attention: Chief Executive Officer
                      Telecopy: (775) 823-3030
                      with copies to:
                      Maslon Edelman Borman & Brand, LLP
                      3300 Norwest Center
                      90 South Seventh Street
                      Minneapolis, Minnesota 55402-4140
                      Attention: Douglas T. Holod
                      Telecopy: (612) 672-8397

         10.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

         10.7. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of Purchaser contemplated under Section 9.2(b) hereof and the Company under Section 9.2(c) hereof.

         10.8. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of the State of Minnesota.

         10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which together be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "AFFILIATE," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "SUBSIDIARY" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         10.11. ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits and Schedules attached hereto, which Exhibits and Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         10.12. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

         10.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United states or any state having jurisdiction., this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         10.14. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any that is not a party hereto or thereto or a successor or permitted assign of such a party.

         10.15. SCHEDULES. The Company and Purchaser acknowledge that the Schedules attached hereto and referred to herein (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, and (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Purchaser, as the case may be, except to the extent required by this Agreement.

         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                                 INNOVATIVE GAMING CORPORATION OF AMERICA



                                 By: /s/ Ronald A. Johnson
                                    -----------------------------------------
                                 Name:    Ronald A. Johnson
                                       --------------------------------------
                                 Title:   CEO
                                       --------------------------------------


                                 IGCA ACQUISITION CORP.:



                                 By: /s/ Ronald A. Johnson
                                    -----------------------------------------
                                 Name:    Ronald A. Johnson
                                       --------------------------------------
                                 Title:   CEO
                                       --------------------------------------


                                 XERTAIN, INC.:



                                 By: /s/ Roland M. Thomas
                                    -----------------------------------------
                                 Name:    Roland M. Thomas
                                       --------------------------------------
                                 Title:   Chairman & CEO
                                        -------------------------------------